SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2012 (June 28, 2012)

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

COMMISSION FILE: 000-31659

DELAWARE	86-0824673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 28, 2012, Novatel Wireless, Inc. (the “Company”) held its Annual Meeting of Stockholders. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated May 15, 2012.

(b) Peter Leparulo was re-elected to the Board of Directors for a three (3) year term expiring at the 2015 Annual Meeting of Stockholders. In addition, the Company’s stockholders were asked:

•	To hold an advisory vote on the compensation of the Company’s named executive officers; and

•	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

Eligible Votes :	32,402,866.000000
Voted Total :	30,226,890.000000
Voted Total (%) :	93.28
Proxies Cast Total :	93

Vote Details

Proposal	Vote type	Voted	Voted (%)	0/S (%)
PETER LEPARULO	For	18,572,111.000000	87.32	57.31
	Withheld	2,695,763.000000	12.68	8.32
	Non Votes	8,959,016.000000		27.65
	Uncast	0.000000		0.00
EXECUTIVE COMPENSATION	For	15,265,742.000000	71.78	47.11
	Against	5,995,059.000000	28.19	18.50
	Abstain	7,073.000000	0.03	0.02
	Non Votes	8,959,016.000000		27.65
	Uncast	0.000000		0.00
ACCOUNTING FIRM	For	29,209,469.000000	96.63	90.14
	Against	897,661.000000	2.97	2.77
	Abstain	119,760.000000	0.40	0.37
	Non Votes	0.000000		0.00
	Uncast	0.000000		0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

Date: June 29, 2012	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs, General Counsel and Corporate Secretary